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                                                                    EXHIBIT 10.2

                                     BRIDGE LOAN
                                  PROMISSORY NOTE

$200,000,000                                                      August 4, 2000

       FOR VALUE RECEIVED, the undersigned Borrower hereby promises to pay to the order of BANK OF AMERICA, N.A. and its successors and assigns (the "BANK"), on or before February 4, 2001 (the "MATURITY DATE") at its offices in San Francisco, California in immediately available funds TWO HUNDRED MILLION DOLLARS ($200,000,000) or, if less, the aggregate unpaid principal amount of all advances made to the undersigned hereunder, together with interest thereon at the rates and on the same basis and terms as provided for with respect to Committed Loans under Sections 2 and 3 of the Credit Agreement (as defined below), all of which are incorporated herein by reference.

       This Note evidences a refinancing of the loans outstanding under that certain bridge loan promissory note in the aggregate principal amount of $200,000,000 dated February 4, 2000 issued by the Borrower to the Bank (the "ORIGINAL BRIDGE NOTE"). The indebtedness evidenced by this Note is the same indebtedness evidenced by the Original Bridge Note and Eurodollar Loans existing under the Original Bridge Note may be continued hereunder for the duration of the applicable Interest Period without a break funding event hereunder. The Bank will return the Original Bridge Note promptly upon this Note becoming effective as provided below.

       The Borrower will pay to the Bank (i) an upfront fee of 5 basis points (0.05%) on the aggregate amount of the commitments hereunder payable on the date hereof, (ii) a commitment fee of 20 basis points (0.20%) on the aggregate amount of the commitments hereunder payable on the Maturity Date unless the loans and advances evidenced hereby shall have been paid in full and the commitments hereunder shall have been terminated prior to such date, and (iii) a facility fee equal to the Applicable Percentage for the Facility Fee under the Credit Agreement multiplied by the actual aggregate daily amount of commitments hereunder (or aggregate principal balance outstanding hereunder, if the commitments have been terminated), regardless of usage, payable quarterly in arrears computed and paid on the same basis as the Facility Fee under the Credit Agreement. In addition, the Borrower will pay the reasonable costs and expenses of the Bank, including the reasonable fees and disbursements of counsel, in connection with the preparation, execution and establishment of the facility evidenced by this Note.

       Amounts repaid hereunder may not be reborrowed. The aggregate principal amount of advances outstanding hereunder shall be due and payable in full, together with interest thereon, on the Maturity Date. This Note shall become effective (and shall replace the Original Bridge Note) upon delivery to the Bank of an executed copy of this Note together with a legal opinion relating to this Note in form and substance reasonably acceptable to the
Bank). Payments shall be made in U.S. dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind at the offices of the Bank in San Francisco, California, or such other offices as the Bank may direct.

       The Borrower may make voluntary prepayments hereunder at any time in any amount without penalty or premium (other than break-funding indemnity payments which may be owing in connection therewith). In addition, the Borrower shall make mandatory prepayment hereunder upon the occurrence after the date hereof of any Asset Disposition, Debt Transaction or Equity Transaction (all as defined below) promptly (but in any event within five days) following receipt of the net proceeds, in an amount equal to one hundred percent (100%) of the net cash proceeds (net of taxes, commissions, legal fees and expenses and all other applicable costs) received by the Borrower from any such Asset Disposition, Debt Transaction or Equity Transaction. Amounts prepaid may not be reborrowed hereunder.

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       The holder may endorse and attach a schedule to reflect borrowings evidenced by this Note and all payments and prepayments thereon; PROVIDED that any failure to endorse such information shall not affect the obligation of the undersigned Borrower to pay amounts evidenced hereby.

       The representations and warranties contained in Section 5 of the Credit Agreement (other than those which expressly relate to an earlier date) are true and correct in all material respects as of the date hereof, provided that for purposes hereof references therein to "this Agreement" and to the "Loan Documents" shall be deemed to include this Note. The covenants contained in Sections 6 and 7 of the Credit Agreement, as in effect on the date hereof, are incorporated herein by reference and shall apply with the same effect as if set forth at length, provided that for purposes hereof references therein to "this Agreement" and to the "Loan Documents" shall be deemed to include this Note.

       Upon the occurrence of an Event of Default, all amounts evidenced by this Note may, or shall, in the case of an event of bankruptcy or insolvency described in subsections (f), (g) or (h) of Section 8.01 of the Credit Agreement, become immediately due and payable (and the commitments hereunder shall thereupon terminate), without presentment, demand, protest or notice of any kind, all of which are waived by the undersigned. In the event payment of amounts evidenced by this Note is not made at any stated or accelerated maturity, the undersigned agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees.

       Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement. As used herein:

              "ASSET DISPOSITION" means with respect to the Parent, the Borrower or any of their subsidiaries, (i) the sale, lease or other disposition of property or assets, or (ii) receipt of cash insurance proceeds or condemnation award by reason of theft, loss, physical destruction or damage, taking or similar event with respect to their property or assets, but which for purposes hereof shall not include, in any event, (A) the sale of inventory or the sale or disposition of plant, property or equipment in the ordinary course of business, or (B) the transfer of property or assets to a domestic subsidiary of the Borrower.

              "CREDIT AGREEMENT" means that $300 million Revolving Credit Agreement dated as of February 4, 2000 among the Borrower, the lenders identified therein and Bank of America, N.A., as Administrative Agent (as in effect on the date hereof regardless whether such Credit Agreement may have been terminated or amounts owing thereunder repaid).

              "DEBT TRANSACTION" means with respect to the Parent, the Borrower or any of their subsidiaries, any sale, issuance, placement or incurrence of, or the receipt of a commitment by another Person to issue, indebtedness of the types described in clauses (a) or (b) of the definition of "Funded Debt", whether or not evidenced by promissory note or other written evidence of indebtedness (but excluding, for purposes hereof, (a) loans and extensions of credit under the Credit Agreement and
       (b) the incurrence of seller financing obligations in connection with acquisitions and strategic alliances permitted under the Credit Agreement in an aggregate principal amount of up to $50,000,000).

              "EQUITY TRANSACTION" means with respect to the Parent, the Borrower or any of their subsidiaries, any issuance or sale of shares of capital stock or other equity interest, other than an issuance (i) to the Parent or any of its domestic subsidiaries (including the Borrower), (ii) in connection with a conversion of debt securities to equity, (iii) in connection with exercise by a present or former employee, officer or director under a stock incentive plan, stock option plan or other equity-based compensation plan or arrangement, or (iv) in connection with the Travelocity.com Transaction.

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              "EVENTS OF DEFAULT" means any of (i) the failure to make payment of principal, interest or any other amount owing under this Note when due, (ii) the failure to observe any covenants contained herein and (iii) the occurrence of an Event of Default under the Credit Agreement.

       This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Notices may be given as provided in the Credit Agreement, provided that the notice address of Bank hereunder is Bank of America, N.A., Mail Code CA4,-706-05-09, Agency Administration Services #5596, 1850 Gateway Boulevard, 5th Floor, Concord CA 94520, Attn: Brian Graybill, Phone: (925) 675-8414, Fax: (925) 969-2813, with a copy to Bank of America, N.A., Mail Code: CA5-705-41-89, Diversified Industries #9994, 555 California Street, 41st Floor, San Francisco, CA 94104,
Attn: Kevin Leader, Phone: (415) 622-8168, Fax: (415) 622-2385.

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       IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be duly executed as of the date first above written.


                                          SABRE INC.,
                                          a Delaware corporation

                                          By: /s/
                                              ---------------------------------
                                          Name:
                                          Title:


                                          NOTICE ADDRESS:

                                          Sabre Inc.
                                          4255 Amon Carter Boulevard
                                          MD 4224
                                          Fort Worth, TX  76155
                                          Attn:  Patricia A. Jones,
                                          Senior Principal, Corporate Finance
                                          Phone: (817) 931-9277
                                          Fax: (817) 967-4911


                                          with a copy to:


                                          Sabre Inc.
                                          4255 Amon Carter Boulevard
                                          MD 4204
                                          Fort Worth, TX  76155
                                          Attn:  General Counsel
                                          Fax:  (817) 967-1215














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